                                                                    Exhibit 99.1

                             [LETTERHEAD OF KPMG]

BY HAND DELIVERY
----------------

November 11, 1999

Board of Directors
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

Board of Directors:

We have examined the consolidated balance sheets of Rite Aid Corporation and subsidiaries (the "Company") as of February 27, 1999 and February 28, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999 (the "Financial Statements") and issued our auditors' report thereon dated May 28, 1999 (the "Report").

In light of the Company's announcement in its press release dated October 18, 1999, to the effect that the Company is "planning to restate its quarterly and annual financial statements for each of its 1999, 1998, and 1997 fiscal years and for prior years," we cannot continue to be associated with the Financial Statements. Accordingly, KPMG LLP hereby advises you that our Report on the Company's Financial Statements should no longer be relied upon.

We request that to the extent you have not already done so, you promptly advise those persons who have received a copy of the Report, and whom you believe are relying on the Financial Statements and the related Report, or who are likely to rely upon the Financial Statements and the related Report, of our notification to you that the Financial Statements and the Report should no longer be relied upon. Further, we ask you to determine, together with your legal counsel, the disclosure(s) which the Company should make to the United States Securities and Exchange Commission and any other regulatory body having jurisdiction over the Company. We request that you promptly supply us with copies of any notifications you make pursuant to the request set forth in this paragraph.

Very truly yours,

/s/ KPMG LLP